UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2014

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Talmer Bancorp, Inc. is filing this Current Report on Form 8-K to provide the required financial statements and pro forma financial information required by Item 9.01 (a) and (b) of Form 8-K with respect to Talmer Bancorp, Inc.’s acquisition of Financial Commerce Corporation’s wholly-owned subsidiary banks and certain other bank-related assets from Financial Commerce Corporation and its parent holding company, Capitol Bancorp Ltd., which closed on January 1, 2014, before Talmer Bancorp, Inc.’s Registration Statement on Form S-1 became effective with the SEC on February 11, 2014.  Pursuant to Rule 3-05 of Regulation S-X, such financial information was permitted to be excluded from Talmer Bancorp, Inc.’s Registration Statement on Form S-1and is now being filed pursuant to Item 9.01(a) of Form 8-K no later than 71 days after the date on which the initial Form 8-K would have been required to be filed had Talmer Bancorp, Inc. been an SEC reporting company at the time of the acquisition.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 1, 2014, Talmer Bancorp, Inc. purchased Financial Commerce Corporation’s wholly-owned subsidiary banks and certain other bank-related assets from Financial Commerce Corporation and its parent holding company, Capitol Bancorp Ltd. in a transaction facilitated under Section 363 of the U.S. Bankruptcy Code.  The purchase price consisted of cash consideration of $4.0 million and a separate $2.5 million payment to fund an escrow account to pay the post-petition administrative fees and expenses of the professionals in the bankruptcy cases of Financial Commerce Corporation and Capitol Bancorp Ltd., each of which filed voluntary bankruptcy petitions under Chapter 11 of the U.S. Bankruptcy Code on August 9, 2012, with any unused escrowed funds to be refunded to us.

Talmer Bancorp, Inc. acquired the following banks from Financial Commerce Corporation:

•                  Michigan Commerce Bank, a Michigan state-chartered bank with ten branches located throughout Michigan;

•                  Indiana Community Bank, an Indiana state-chartered bank with two branches located in northern Indiana;

•                  Bank of Las Vegas, a Nevada state-chartered bank with four branches located in the metropolitan Las Vegas area; and

•                  Sunrise Bank of Albuquerque, a New Mexico state-chartered bank with one location in Albuquerque.

Immediately prior to Talmer Bancorp, Inc.’s consummation of the acquisition, Capitol Bancorp Ltd. merged Indiana Community Bank, Bank of Las Vegas and Sunrise Bank of Albuquerque with and into Michigan Commerce Bank, with Michigan Commerce Bank as the surviving bank in the merger.  Simultaneously with the merger, Michigan Commerce Bank changed its name to Talmer West Bank.  In connection with the acquisition, Talmer Bancorp, Inc. contributed approximately $79.5 million of additional capital to Talmer West Bank in order to recapitalize the bank.  In order to support the acquisition and recapitalization of Talmer West Bank, Talmer Bancorp, Inc. borrowed $35.0 million under a senior unsecured line of credit and received $33.0 million in dividend capital from Talmer Bank and Trust.

Item 9.01  Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.  The audited consolidated financial statements listed below are filed as Exhibit 99.1 to this Current Report on Form 8-K:

The audited combined financial statements of Talmer West Bank as of and for the years ended December 31, 2013, and 2012, together with the notes thereto and the auditors’ report thereon.

(b)                                 Pro Forma Financial Information.  The unaudited pro forma financial information with respect to the transaction described in Item 2.01 and listed below is filed as Exhibit 99.2 to this Current Report on Form 8-K:

(i)                                     Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013.

(ii)                                  Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2012 and the nine months ended September 30, 2013.

(iii)                               Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Income.

Exhibits.

Exhibit No.	Description

99.1	Audited Combined Financial Statements of Talmer West Bank as of and for the years ended December 31, 2013 and 2012.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Talmer Bancorp, Inc. as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: March 17, 2014	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer